Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Nos. 333-165008, 333-166347, 333-159689, 333-149476, 333-150770, 333-150771, 333-150772 and 333-138392) of Owens Corning of our report dated February 16, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Toledo, Ohio

February 16, 2011